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                                                                    EXHIBIT 99.3

                                            [Ryan, Beck & Co. LLC Logo]
                                          EXCELLENCE IN INVESTMENT BANKING

Dear Sir/Madam:

At the request of Brookline Bancorp, Inc., we are enclosing materials regarding the offering of Brookline Bancorp, Inc. common stock. We have included in the package a Prospectus describing the stock offering. Ryan, Beck & Co., LLC has been retained by Brookline Bancorp, Inc. as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,

/s/ Ryan, Beck & Co. LLC

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

BD

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[Brookline Bancorp, Inc. Logo]

Dear Friend:

It is my pleasure to inform you of an investment opportunity. Brookline Bancorp, Inc., the parent company of Brookline Savings Bank, is offering up to 29,325,000 shares of its common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the offering.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be RECEIVED prior to 10:00 a.m. Boston time, on JUNE 24, 2002.

At March 31, 2002, Brookline Bancorp, Inc. had consolidated assets of $1.1 billion and stockholders equity of $289.6 million. Brookline Savings Bank conducts business through five full-service branches in Brookline and one in Newton, Massachusetts.

After the offering is completed, the Brookline Bancorp, Inc. stock issued will trade on the Nasdaq National Market, under the symbol "BRKL."

If you have questions regarding the offering, please refer to the Prospectus,
including the Questions & Answers section beginning on p.   , or call our Stock
Information Center at the number below.

Sincerely,

/s/ Richard P. Chapman, Jr.

Richard P. Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                                   QUESTIONS?

         CALL OUR STOCK INFORMATION CENTER TOLL-FREE AT (866) 820-2755
                    300 FIFTH AVENUE, 3RD FLOOR, WALTHAM, MA
           9:00 A.M. TO 4:00 P.M. BOSTON TIME, MONDAY THROUGH FRIDAY

 C

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[Brookline Bancorp, Inc. Logo]

Dear Friend:

It is my pleasure to inform you of an investment opportunity. Brookline Bancorp, Inc., the parent company of Brookline Savings Bank, is offering up to 29,325,000 shares of its common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the offering.

AS A BROOKLINE SAVINGS BANK OR LIGHTHOUSE BANK DEPOSITOR ON DECEMBER 31, 2000 OR A BROOKLINE SAVINGS BANK DEPOSITOR ON MARCH 31, 2002, WHOSE ACCOUNT WAS CLOSED AFTER THESE DATES, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO BUY COMMON STOCK IN THE OFFERING, BEFORE IT IS OFFERED FOR SALE TO THE GENERAL PUBLIC.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be RECEIVED prior to 10:00 a.m. Boston time, on JUNE 24, 2002.

After the offering is completed, the Brookline Bancorp, Inc. stock issued will trade on the Nasdaq National Market, under the symbol "BRKL."

At March 31, 2002, Brookline Bancorp, Inc. had consolidated assets of
$1.1 billion and stockholders' equity of $289.6 million. Brookline Savings Bank conducts business through five full-service branches in Brookline and one in Newton, Massachusetts.

If you have questions regarding the offering, please refer to the Prospectus,
including the Questions & Answers section beginning on p.   , or call our Stock
Information Center at the number below.

Sincerely,

/s/ Richard P. Chapman, Jr.

Richard P. Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                                   QUESTIONS?

         CALL OUR STOCK INFORMATION CENTER TOLL-FREE AT (866) 820-2755
                    300 FIFTH AVENUE, 3RD FLOOR, WALTHAM, MA
           9:00 A.M. TO 4:00 P.M. BOSTON TIME, MONDAY THROUGH FRIDAY

F

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[Brookline Bancorp, Inc. Logo]

Dear Customer:

In March 1998, Brookline Bancorp Inc., parent company of Brookline Savings Bank, conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our mutual holding company will cease to exist, and its ownership interest in Brookline Bancorp, Inc. is being offered for sale in a common stock offering.

YOUR VOTE IS VERY IMPORTANT. The corporate restructuring and related stock offering provided for in the Plan have receive the conditional approval of our regulators. However, we must also receive the approval of Brookline Savings Bank's depositors. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S). PLEASE RETURN THE CARDS TO:

                                           BROOKLINE BANCORP, INC.
                                           POST OFFICE BOX 540630
                                           WALTHAM, MA 02454-0630

NOT RETURNING CARDS WILL BE TREATED AS A VOTE "AGAINST" THE PLAN.

ON BEHALF OF THE BOARD OF DIRECTORS, I RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.

PLEASE NOTE THAT:

    - There will be no change in the account numbers, interest rates or other terms of your deposits or loans at our bank.

    - Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation.

    - The Plan does not involve any outside companies. Our management and staff will continue to serve customers in the same offices.

Although you may vote on the Plan of Conversion, unfortunately, Brookline Bancorp, Inc. is unable to offer or sell its common stock outside of the 50 United States. If you have questions about voting, please refer to the Proxy Statement.

Sincerely,

/s/ Richard P. Chapman, Jr.

Richard P. Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

                                   QUESTIONS?

              CALL OUR STOCK INFORMATION CENTER AT (866) 820-2755
           9:00 A.M. TO 4:00 P.M. BOSTON TIME, MONDAY THROUGH FRIDAY

L

[Brookline Bancorp, Inc. Logo]


Dear Stockholder:

In March 1998, Brookline Bancorp Inc. conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our mutual holding company will cease to exist, and its ownership interest in Brookline Bancorp, Inc. is being offered for sale in a common stock offering.

We are soliciting our stockholders' votes on our Plan of Conversion. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD. PLEASE PROMPTLY MAIL THE CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

ON BEHALF OF THE BOARD OF DIRECTORS, I RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.

In the common stock offering, up to 29,325,000 shares are being offered for sale at $10.00 per share. Eligible depositors of Brookline Savings Bank have priority purchase rights in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Brookline Bancorp, Inc. on May 16, 2002, you have a purchase preference over members of the general public in the community offering. If you choose to participate in the community offering, you may do so without paying a sales commission. Please complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope. Stock Order Forms must be RECEIVED by 10:00 a.m. Boston time, on JUNE 24, 2002.

Shares of Brookline Bancorp, Inc., common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus, and the mutual holding company's shares of Brookline Bancorp, Inc. will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the procedure for effecting the exchange of shares. Please do not deliver your certificates before you receive the transmittal form. Shares held in street-name will be converted automatically at the conclusion of the conversion; no documentation is required from stockholders.

After the offering is completed, the Brookline Bancorp, Inc. stock issued in the offering and in the share exchange will trade on the Nasdaq National Market, under the symbol "BRKL."

If you have questions about voting or the share exchange, you may refer to the Proxy Statement. If you have questions about the offering, you may refer to the Prospectus, including the Questions & Answers section beginning on p. .

We look forward to continued association with you as a Brookline Bancorp, Inc. stockholder.

Sincerely,

/s/ Richard P. Chapman, Jr.

Richard P. Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                                   QUESTIONS?

         CALL OUR STOCK INFORMATION CENTER TOLL-FREE AT (866) 820-2755
                    300 FIFTH AVENUE, 3RD FLOOR, WALTHAM, MA
           9:00 A.M. TO 4:00 P.M. BOSTON TIME, MONDAY THROUGH FRIDAY

RH

[Brookline Bancorp, Inc. Logo]

Dear Stockholder:

In March 1998, Brookline Bancorp, Inc. conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our mutual holding company will cease to exist, and its ownership interest in Brookline Bancorp, Inc. is being offered for sale in a common stock offering.

We are soliciting our stockholders' votes on our Plan of Conversion. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD. PLEASE PROMPTLY MAIL THE CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

ON BEHALF OF THE BOARD OF DIRECTORS, I RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.

In the common stock offering, up to 29,325,000 shares are being offered for sale at $10.00 per share. Eligible depositors of Brookline Savings Bank have priority purchase rights in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Brookline Bancorp, Inc. on May 16, 2002, you have a purchase preference over members of the general public in the community offering. If you choose to participate in the community offering, you may do so without paying a sales commission. IF YOU WOULD LIKE TO RECEIVE A STOCK ORDER FORM AND ORDER REPLY ENVELOPE, PLEASE CALL OUR STOCK INFORMATION CENTER, TOLL-FREE AT (866) 820-2755. STOCK ORDER FORMS, ALONG WITH FULL PAYMENT, MUST BE RECEIVED BY 10:00 A.M. BOSTON TIME, ON JUNE 24, 2002.

Shares of Brookline Bancorp, Inc. common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus, and the mutual holding company's shares of Brookline Bancorp, Inc. stock will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the documentation required for effecting the exchange of shares. Shares held in street-name, however, will be converted automatically at the conclusion of the conversion; no documentation is required from stockholders.

After the offering is completed, the Brookline Bancorp, Inc. stock issued in the offering and in the share exchange will trade on the Nasdaq National Market, under the symbol "BRKL."

If you have questions about voting or the share exchange, you may refer to the Proxy Statement. If you have questions about the offering, you may refer to the
Prospectus, including the Questions & Answers section beginning on p.   .

We look forward to continued association with you as a Brookline Bancorp, Inc. stockholder.

Sincerely,

/s/ Richard P. Chapman, Jr.

Richard P. Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                                   QUESTIONS?

         CALL OUR STOCK INFORMATION CENTER TOLL-FREE AT (866) 820-2755
                    300 FIFTH AVENUE, 3RD FLOOR, WALTHAM, MA
           9:00 A.M. TO 4:00 P.M. BOSTON TIME, MONDAY THROUGH FRIDAY

SH

[Brookline Bancorp, Inc. Logo]

Dear Customer:

It is my pleasure to inform you of an investment opportunity and to request your vote on our Plan of Conversion. Pursuant to the Plan, our organization will convert from the mutual holding company corporate structure to a fully stockholder-owned structure. As part of the conversion, Brookline Bancorp, Inc., the parent company of Brookline Savings Bank, is offering up to 29,325,000 shares of its common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the offering. AS AN ELIGIBLE BROOKLINE SAVINGS BANK DEPOSITOR, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO INVEST IN BROOKLINE BANCORP, INC. BY PURCHASING COMMON STOCK IN THE OFFERING, BEFORE IT IS OFFERED FOR SALE TO THE PUBLIC.

THE VOTE:

YOUR VOTE IS VERY IMPORTANT. The corporate restructuring and related stock offering provided for in the Plan have received the conditional approval of our regulators. However, we must also receive the approval of Brookline Savings Bank's depositors. The enclosed Proxy Statement and Prospectus describe the Plan and the business reasons for the change in corporate structure. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN THE CARD(S) TO US PROMPTLY, USING THE ENCLOSED PROXY REPLY ENVELOPE. NOT RETURNING PROXY CARDS WILL BE TREATED AS VOTING "AGAINST" THE PLAN.

ON BEHALF OF THE BOARD OF DIRECTORS, I RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.

PLEASE NOTE THAT:

    - Voting does not obligate you to purchase stock in the offering.

    - There will be no change in the account numbers, interest rates or other terms of your deposits or loans at our bank.

    - Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation.

    - The Plan does not involve any outside companies. Our management and staff will continue to serve you in the same offices.

THE STOCK OFFERING:

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment or deposit account withdrawal authorization, in the enclosed Order Reply Envelope. Stock Order Forms must be RECEIVED prior to 10:00 a.m. Boston time, on JUNE 24, 2002.

After the offering is completed, the Brookline Bancorp, Inc. stock issued will be traded on the Nasdaq National Market, under the symbol "BRKL."

If you have questions about voting, you may refer to the Proxy Statement. If you have questions about the offering, you may refer to the Prospectus, including
the Question & Answers section beginning on p.   . If you have additional
questions, please call our Stock Information Center at the number below.

I hope you will take this opportunity to share in our future.

Sincerely,

/s/ Richard P. Chapman, Jr.

Richard P. Chapman, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

                                   QUESTIONS?

         CALL OUR STOCK INFORMATION CENTER TOLL-FREE AT (866) 820-2755
                    300 FIFTH AVENUE, 3RD FLOOR, WALTHAM, MA
           9:00 A.M. TO 4:00 P.M. BOSTON TIME, MONDAY THROUGH FRIDAY

VS